FORM OF
                        AMENDMENT DATED ___________, 1998
                                  TO SCHEDULE A

                            TO THE ADVISORY AGREEMENT
                             DATED DECEMBER 31, 1992

                                     BETWEEN
                                 ABN AMRO FUNDS

                                       AND
                      ABN AMRO ASSET MANAGEMENT (USA) INC.


Pursuant to Section 3, the Trust shall pay the Adviser compensation for services rendered which is calculated daily and paid monthly at an annual rate as follows:


                       0.80% for the Small Cap Value Fund



         ABN AMRO FUNDS                                       ABN AMRO ASSET
MANAGEMENT (USA) INC.

By: _________________                                By: _____________________

Title: ________________                              Title: ____________________